UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2006

VERDANT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50993 (Commission File Number)	20-1680252 (IRS Employer Identification No.)

Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 546-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2006, the registrant acquired all of the assets of EnviroTank International, L.L.C., a Louisiana limited liability company (“EnviroTank”). The registrant paid nominal consideration for the assets, which consist primarily of a technology for a crude recovery unit/tank cleaning system, designed to deal with the problem of sludge buildup in the bottom of crude oil storage tanks (the “Technology”).

EnviroTank acquired the Technology under an agreement dated April 12, 2006 from Tracy Stewart, who formed EnviroTank for the purpose of exploiting the Technology. The consideration for the Technology is a royalty obligation equal to 25% of the net profits received from future contracts EnviroTank performs using the Technology. Net profits shall mean the total proceeds of any contracts using the Technology, less all costs incurred during implementation including, but not limited to, capital investments, operating costs, marketing, administration, sales taxes, adjustments, and all other expenses needed to perform contracts and administer the Technology. This royalty obligation is subject to a buyout option until April 12, 2010 for $3,500,000. To date, no products utilizing this technology have been developed on a commercial basis.

Item 9.01	Financial Statements and Exhibits

Exhibits:

Regulation S-K Number	Document
10.1	Sale and Purchase Agreement with EnviroTank International L.L.C. dated May 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDANT TECHNOLOGY CORPORATION
June 6, 2006	By: /s/ David James Curd David James Curd Chief Executive Officer

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